UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                  June 12, 1995

                          AMERICAN EXPLORATION COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

                                     0-11871
                            (Commission File Number)

                DELAWARE                                   74-2086890
    (State or Other Jurisdiction of                     (I.R.S. Employer
     Incorporation or Organization)                    Identification No.)

          1331 LAMAR, SUITE 900
              HOUSTON, TEXAS                                 77010
 (Address of Principal Executive Offices)                  (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 756-6000

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS

      (a) On June 12, 1995, American Exploration Company ("American" or the "Company") signed a purchase and sale agreement with Louis Dreyfus Natural Gas Corp. to sell American's interest in the Sawyer Field for approximately $64.0 million. The transaction is subject to certain conditions, including obtaining the approval of American's banks. The purchase price will be subject to adjustment for the Field's revenues and expenses since January 1, 1995, the effective date of the transaction, and other purchase price adjustments. Closing of this sale is expected in late July 1995. Proceeds will be used to repay bank borrowings which totalled $62.5 million as of June 1, 1995.

      (b) At the Company's annual meeting held on June 13, 1995, stockholders approved a one-for-ten reverse stock split.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (c) Exhibits

          28(a) American Exploration Company News Release on the agreement to sell American's interest in the Sawyer Field to Louis Dreyfus Natural Gas Corp. dated June 13, 1995.

          28(b) American Exploration Company News Release on approval of a one-for-ten reverse stock split dated June 13, 1995.

                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AMERICAN EXPLORATION COMPANY

Dated:  June 27, 1995               By:/s/ CINDY L. GEROW
                                       ------------------
                                           Cindy L. Gerow
                                           Controller
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